Exhibit 99.1

-APi Group Corporation to Acquire Chubb Fire & Security Business for $3.1 Billion-

-Transforms APi into world’s leading life safety services provider-

-Strengthens recurring revenue, services-focused business model-

-Acquisition expected to be highly accretive with compelling synergy opportunities-

-Conference call to be held today at 9:00 a.m. (Eastern Time)-

NEW BRIGHTON, Minnesota, July 27, 2021 – APi Group Corporation (the “Company”) (NYSE: APG) is pleased to announce that it has entered into a definitive agreement to acquire the Chubb Fire & Security Business (“Chubb”) from Carrier Global Corporation (NYSE: CARR) for an enterprise value of $3.1 billion, which is comprised of $2.9 billion cash and approximately $200 million of assumed liabilities and other adjustments.

Headquartered in the United Kingdom, Chubb has approximately 13,000 employees globally and a sales and service network spanning 17 countries serving more than 1.5 million customer sites in Europe, Asia Pacific and Canada. The business is a globally recognized fire safety and security provider, offering customers complete and reliable services from design and installation to monitoring and ongoing maintenance.

Russ Becker, APi’s President and Chief Executive Officer stated: “This is a very exciting day in the history of APi. We have spent a tremendous amount of time evaluating several transformative opportunities as well as more traditional acquisitions. With the acquisition of Chubb, we see a tremendous amount of accelerated organic growth and margin expansion opportunities across our combined platform. There is also significant opportunity to leverage Chubb’s 200+ year history of providing statutorily required and route-based services through its internationally recognized brand. We look forward to providing additional details during our conference call today at 9:00 am (Eastern Time) and we look forward to welcoming Chubb’s 13,000 employees to our family of businesses.”

APi Co-Chair Sir Martin E. Franklin commented: “The acquisition of Chubb transforms APi into the world’s leading life safety services provider. We believe the transaction will be highly accretive with significant synergy opportunities. Together, the business can move faster and more efficiently, globally leveraging the expertise and ability of our combined 26,000 dedicated and talented employees.”

APi Co-Chair James E. Lillie added: “This acquisition meets all of our previously stated, key strategic investment criteria. Chubb has a history of strong free cash flow generation, they are leaders in their niche markets and have an experienced leadership team. The acquisition strengthens our strategic platform and expands our geographical reach as the combined entity will have market-leading positions in key geographies. Importantly, 50%+ of our revenue will be service based with meaningful, statutorily-required, recurring revenue. We believe there is significant future value creation potential both through organic growth opportunities, as well as through continued incremental transformational and bolt-on M&A.

We are delighted to welcome a combined $800 million investment in perpetual preferred equity from Blackstone and Viking Global Investors. Blackstone has a significant global property portfolio, which as our partner we expect to provide the combined company the opportunity to open new customer relationships in multiple markets.”

David Blitzer, Global Head of Blackstone Tactical Opportunities, said: “We are excited to partner with the APi team by investing in this highly strategic transaction. We believe the combined companies will be well positioned for long-term success and look forward to supporting their vision to create a global market leader.”

For the trailing twelve-month period ended March 31, 2021, Chubb had revenue of approximately $2.2 billion and adjusted EBITDA of approximately $213 million. The transaction is expected to close around year-end 2021 and is subject to a consultation process and standard regulatory approvals. It will be funded through a combination of cash on hand, perpetual preferred equity financing, and debt.

Advisors

Citi and RBC Capital Markets acted as M&A advisors. Barclays and Citi provided committed financing. Greenberg Traurig acted as M&A legal counsel. Kane Kessler acted as legal counsel for the debt financing.

Conference Call

APi will hold a webcast/dial-in conference call to discuss the transaction at 9:00 a.m. (Eastern Time) on Tuesday, July 27, 2021. Participants on the call will include Russ Becker, President and Chief Executive Officer; and James E. Lillie and Sir Martin E. Franklin, Co-Chairs.

To listen to the call by telephone, please dial 866-342-8591 or 203-518-9713 and provide Conference ID 4569931. You may also attend and view the presentation (live or by replay) via webcast by accessing the following URL:

https://event.on24.com/wcc/r/3340023/3216F7475A543B51AE86E83BF67F8B75

A replay of the call will be available shortly after completion of the live call/webcast via telephone at 800-934-3033 or 402-220-1144 or via the webcast link above.

About APi:

APi is a market-leading business services provider of safety, specialty and industrial services in over 200 locations in North America and Europe. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for our customers. More information can be found at www.apigroupcorp.com.

Investor Relations Inquiries:

Olivia Walton

Vice President of Investor Relations

Tel: +1 651-604-2773

Email: investorrelations@apigroupinc.us

Media Contact:

Liz Cohen

Kekst CNC

Tel: +1 212-521-4845

Email: Liz.Cohen@kekstcnc.com

Forward-Looking Statements and Disclaimers

Certain statements in this press release are forward-looking statements which are based on the APi Group Corporation’s (the “Company”) expectations, intentions and projections regarding the Company’s future performance, anticipated events or trends and other matters that are not historical facts. These forward-looking statements include, but are not limited to, statements regarding (i) estimates and forecasts of financial and performance metrics; (ii) expectations regarding market opportunity and market share; (iii) potential benefits of the Chubb transaction, including the global expansion of the Company’s business, cross-selling and cost synergy opportunities, a positive effect on the Company’s service mix and organic growth and margin expansion opportunities; and (iv) expectations related to the terms and timing of the proposed transaction. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including: (i) economic conditions, competition and other risks that may affect the Company’s future performance, including the impacts of the COVID-19 pandemic on the Company’s business, markets, supply chain, customers and workforce, on the credit and financial markets, on the alignment of expenses and revenues and on the global economy generally; (ii) the inability of the parties to successfully or timely consummate the transaction; (iii) failure to realize the anticipated benefits of the transaction; (iv) changes in applicable laws or regulations; (v) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (v) other risks and uncertainties, including those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 under the heading “Risk Factors.” Given these risks and uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of such statements and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as EBITDA, Adjusted EBITDA and Adjusted EPS have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). The Company’s management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance and prospects for future performance and (b) permit investors to compare the Company with its peers, many of which present similar non-GAAP financial measures to investors.

While the Company believes these non-GAAP measures are useful in evaluating the Company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.